UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
Current Report
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
February 22, 2008

PETROQUEST ENERGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State of Incorporation)	72-1440714 (I.R.S. Employer Identification No.)

400 E. Kaliste Saloom Rd., Suite 6000 Lafayette, Louisiana (Address of Principal Executive Offices)	70508 (Zip Code)
Commission File Number: 001-32681
Registrant’s telephone number, including area code: (337) 232-7028
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION
On February 20, 2008, PetroQuest Energy, Inc. (the “Company”) announced net income available to common shareholders for the quarter ended December 31, 2007 of $10,837,000, or $0.22 per share, compared to fourth quarter 2006 net income available to common shareholders of $311,000 or $0.01 per share. Net cash flow provided by operating activities before working capital changes for the fourth quarter of 2007 was $45,631,000, as compared to $26,290,000 for the comparable 2006 period. For the year ended December 31, 2007, the Company reported net income available to common shareholders of $39,245,000, or $0.79 per share, compared to net income available to common shareholders of $23,986,000, or $0.49 per share, for the year ended December 31, 2006. For the year ended December 31, 2007, net cash flow provided by operating activities before working capital changes was $190,122,000, compared to $132,500,000 for the comparable 2006 period. Net cash flow provided by operating activities totaled $56,241,000 and $7,524,000 for the three months ended December 31, 2007 and 2006, respectively, and $223,729,000 and $119,370,000 for the years ended December 31, 2007 and 2006, respectively. See the attached schedule for a reconciliation of net cash flow provided by operating activities to net cash flow provided by operating activities before working capital changes.
Oil and gas sales during the fourth quarter of 2007 increased 50% to $65,521,000 as compared to $43,668,000 in the fourth quarter of 2006. For the year ended December 31, 2007, oil and gas sales increased 32% to $256,223,000 as compared to $193,861,000 in the year ended December 31, 2006. Production for the fourth quarter and year ended December 31, 2007 was 23% and 22% higher, respectively, than production for the comparable periods of 2006. Stated on an Mcfe basis, unit prices received during the fourth quarter and the year ended December 31, 2007 were 22% higher and 8% higher, respectively, as compared to the prices received during the comparable 2006 periods.
Lease operating expenses for the fourth quarter of 2007 were $0.99 per Mcfe as compared to $1.57 per Mcfe in the fourth quarter of 2006. For the year ended December 31, 2007, lease operating expenses decreased 24% to $1.02 per Mcfe from $1.35 per Mcfe in the comparable period of 2006. Decreased unit costs were primarily the result of higher production in the 2007 periods and the absence of operating expenses related to certain higher cost Gulf of Mexico properties that were sold in November 2006.
Depreciation, depletion and amortization (“DD&A”) on oil and gas properties for the fourth quarter of 2007 was $3.76 per Mcfe as compared to $3.83 during the third quarter of 2007 and $3.45 per Mcfe in the fourth quarter of 2006. For the year ended December 31, 2007, DD&A on oil and gas properties increased 15% to $3.70 per Mcfe from $3.23 per Mcfe for the comparable period of 2006. The increases in DD&A are primarily due to increased costs to drill for, develop and acquire oil and gas reserves, and the costs of six non-commercial wells drilled in the Gulf Coast Basin during 2007.
General and administrative expenses increased $46,000 and $6,040,000 for the fourth quarter and year ended December 31, 2007, as compared to the respective 2006 periods. The increase during the twelve-month period is primarily due to non-cash share-based compensation expense related to SFAS 123(R), which increased approximately $4,167,000 during the twelve months ended December 31, 2007 as compared to the 2006 period. Additional increases are due to the 31% increase in staffing during 2007 as our operational activity has increased in our longer-lived areas.

The following table sets forth certain information with respect to the oil and gas operations of the Company for the three-month periods and years ended December 31, 2007 and 2006:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
Production:
Oil (Bbls)	190,151	145,725	1,079,672	694,724
Gas (Mcf)	6,708,402	5,504,418	24,965,789	21,528,323
Total Production (Mcfe)	7,849,308	6,378,768	31,443,821	25,696,667
Total Daily Production (MMcFe/d)	85.3	69.3	86.1	70.4

Sales:
Total oil sales	$16,245,905	$7,576,140	$76,138,234	$42,317,332
Total gas sales	49,274,914	36,091,717	180,084,794	151,544,026

Total oil and gas sales	$65,520,819	$43,667,857	$256,223,028	$193,861,358

Average sales prices:
Oil (per Bbl)	$85.44	$51.99	$70.52	$60.91
Gas (per Mcf)	7.35	6.56	7.21	7.04
Per Mcfe	8.35	6.85	8.15	7.54
The above sales and average sales prices include increases (reductions) related to gas hedges of $2,506,000 and $3,502,000 and oil hedges of ($946,000) and ($496,000) for the three months ended December 31, 2007 and 2006, respectively. The above sales and average sales prices include increases (reductions) related to gas hedges of $10,713,000 and $9,634,000 and oil hedges of ($791,000) and ($2,785,000) for the year ended December 31, 2007 and 2006, respectively.
The following updates guidance for the first quarter of 2008:

Production volumes (MMcfe/d)	86 - 92

Percent gas	85%

Expenses:
Lease operating expenses (per Mcfe)	$1.10 - $1.20
Production taxes (per Mcfe)	$0.32 - $0.36
Depreciation, depletion and amortization (per Mcfe)	$3.75 - $3.85
General and administrative (in millions)	$5.3 - $5.8
Interest expense (in millions)	$2.4 - $2.8

Effective tax rate (all deferred)	37%

The following updates guidance for the full year of 2008:

Production volumes (MMcfe/d)	94 - 100

Percent gas	85%

Expenses:
Lease operating expenses (per Mcfe)	$1.00 - $1.10
Production taxes (per Mcfe)	$0.33 - $0.37
Depreciation, depletion and amortization (per Mcfe)	$3.75 - $3.85
General and administrative (in millions)	$22 - $23
Interest expense (in millions)	$11 - $12

Effective tax rate (all deferred)	37%
Operations Update
The Company initiated production from its eleventh operated horizontal Woodford Shale well, and it had an initial production rate of approximately 2 MMcfe per day.
The Company’s Pelican Point prospect is currently drilling and is expected to reach total depth in approximately two weeks. The Company has a 28% working interest in the well.
Hedging Update
The Company initiated the following commodity hedging transaction in February 2008:

Instrument
Production Period	Type	Daily Volumes	Price

Natural Gas:
March — June 2008	Costless Collar	10,000 Mmbtu	$8.25-8.75
After executing the above transaction, the Company has approximately 12.3 Bcfe of hedges for 2008.
Management Statement
“We are very pleased to once again post record production, revenues, earnings and cash flows in 2007, and we are forecasting another company record year for production in 2008,” said Charles T. Goodson, Chairman, Chief Executive Officer and President. “Based upon our continued transition into long-lived basins, along with our outlook on commodity prices and production, we expect a record year of absolute reserve growth in excess of 30% from the drill bit alone in 2008.”
About the Company
PetroQuest Energy, Inc. is an independent energy company engaged in the exploration, development, acquisition and production of oil and natural gas reserves in the Arkoma Basin, East Texas, South Louisiana and the shallow waters of the Gulf of Mexico. PetroQuest trades on the New York Stock Exchange under the ticker PQ.

Forward-Looking Statements
This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are our ability to find oil and natural gas reserves that are economically recoverable, the volatility of oil and natural gas prices, declines in the values of our properties resulting in ceiling test write-downs, our ability to replace reserves and sustain production, our estimate of the sufficiency of our existing capital sources, our ability to raise additional capital to fund cash requirements for future operations, the uncertainties involved in estimating quantities of proved oil and natural gas reserves, in prospect development and property acquisitions or dispositions and in projecting future rates of production, the timing of development expenditures and drilling of wells, hurricanes and other natural disasters, and the operating hazards attendant to the oil and gas business. In particular, careful consideration should be given to cautionary statements made in the various reports PetroQuest has filed with the Securities and Exchange Commission. PetroQuest undertakes no duty to update or revise these forward-looking statements.

PETROQUEST ENERGY, INC.
Consolidated Statements of Income
(Unaudited)
(Amounts In Thousands, Except Per Share Data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
Revenues:
Oil and gas sales	$65,521	$43,667	$256,223	$193,861
Gas gathering revenue and other income	1,885	1,937	7,451	6,683

	67,406	45,604	263,674	200,544

Expenses:
Lease operating expenses	7,780	9,997	31,965	34,735
Production taxes	2,082	2,022	7,859	6,576
Depreciation, depletion and amortization	30,459	22,864	119,969	85,858
Gas gathering costs	932	995	4,120	3,637
General and administrative	5,108	5,062	21,162	15,122
Accretion of asset retirement obligation	244	373	923	1,513
Interest expense	2,281	3,758	13,393	14,513

	48,886	45,071	199,391	161,954

Income from operations	18,520	533	64,283	38,590

Income tax expense	6,383	222	23,664	14,604

Net income	12,137	311	40,619	23,986

Preferred stock dividend	1,300	—	1,374	—

Net income available to common shareholders	$10,837	$311	$39,245	$23,986

Earnings per common share:
Basic	$0.22	$0.01	$0.82	$0.50

Diluted	$0.22	$0.01	$0.79	$0.49

Weighted average number of common shares:
Basic	48,373	47,780	48,108	47,537

Diluted	50,004	49,284	49,679	48,936

PETROQUEST ENERGY, INC.
Consolidated Balance Sheets
(Unaudited)
(Amounts in Thousands)

	December 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$16,909	$4,795
Revenue receivable	22,820	21,767
Joint interest billing receivable	22,936	20,072
Hedging asset	—	10,527
Prepaid drilling costs	1,448	4,886
Other current assets	3,984	2,143

Total current assets	68,097	64,190

Property and equipment:
Oil and gas properties:
Oil and gas properties, full cost method	907,083	695,116
Unevaluated oil and gas properties	80,297	51,567
Accumulated depreciation, depletion and amortization	(432,530)	(314,869)

Oil and gas properties, net	554,850	431,814
Gas gathering assets	22,040	19,072
Accumulated depreciation and amortization of gas gathering assets	(6,640)	(3,562)

Total property and equipment	570,250	447,324

Other assets, net of accumulated depreciation and amortization of $11,238 and $11,719, respectively	6,000	6,776

Total assets	$644,347	$518,290

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable to vendors	$78,273	$34,790
Advances from co-owners	12,870	13,391
Oil and gas revenue payable	5,771	6,935
Accrued interest and preferred stock dividend	3,320	2,453
Asset retirement obligation	5,280	9,028
Other accrued liabilities	6,326	5,484

Total current liabilities	111,840	72,081

Bank debt	—	47,000
10 3/8% Senior Notes	148,755	148,537
Asset retirement obligation	12,171	11,211
Deferred income taxes	69,160	49,646
Other liabilities	104	104

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.001 par value; authorized 5,000 shares; issued and outstanding 1,495 and 0, respectively	1	—
Common stock, $.001 par value; authorized 75,000 shares; issued and outstanding 48,414 and 47,788 shares, respectively	48	48
Paid-in capital	204,979	124,552
Accumulated other comprehensive income (loss)	(435)	6,632
Retained earnings	97,724	58,479

Total stockholders’ equity	302,317	189,711

Total liabilities and stockholders’ equity	$644,347	$518,290

PETROQUEST ENERGY, INC.
Consolidated Statements of Cash Flows
(Unaudited)
(Amounts in Thousands)

	Year Ended December 31,
	2007	2006	2005
Cash flows from operating activities:
Net income	$40,619	$23,986	$21,417
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred tax expense	23,664	14,604	12,477
Amortization of debt issuance costs	969	943	1,390
Compensation expense	—	—	213
Depreciation, depletion and amortization	119,969	85,858	43,747
Write-off of debt issuance costs	—	—	2,575
Amortization of bond discount	218	197	111
Share-based compensation expense	9,818	5,651	—
Accretion of asset retirement obligation	923	1,513	1,253
Payments to settle asset retirement obligations	(6,058)	(252)	—
Changes in working capital accounts:
Revenue receivable	(1,053)	725	(13,100)
Joint interest billing receivable	(2,864)	(2,505)	(13,912)
Accounts payable and accrued liabilities	37,050	(13,552)	14,255
Other assets	(602)	(1,743)	(448)
Advances from co-owners	(521)	7,517	3,609
Other	1,597	(3,572)	(397)

Net cash provided by operating activities	223,729	119,370	73,190

Cash flows from investing activities:
Investment in oil and gas properties	(233,436)	(175,277)	(171,980)
Sale of oil and gas properties	1,277	22,023	—
Investment in gas gathering assets	(2,968)	(6,363)	(10,861)

Net cash used in investing activities	(235,127)	(159,617)	(182,841)

Cash flows from financing activities:
Net (payments for) proceeds from share based compensation	(99)	1,461	972
Proceeds from preferred stock offering	74,750	—	—
Costs of preferred stock offering	(4,041)	—	—
Proceeds from bank borrowings	23,000	48,000	44,500
Repayment of bank borrowings	(70,000)	(11,000)	(73,000)
Proceeds from issuance of 10 3/8% Senior Notes	—	—	148,229
Deferred financing costs	(98)	(122)	(5,876)

Net cash provided by financing activities	23,512	38,339	114,825

Net increase (decrease) in cash and cash equivalents	12,114	(1,908)	5,174
Cash and cash equivalents at beginning of period	4,795	6,703	1,529

Cash and cash equivalents at end of period	$16,909	$4,795	$6,703

Supplemental disclosure of cash flow information
Cash paid during the period for:
Interest	$19,238	$17,572	$9,628

Income taxes	$—	$—	$75

PETROQUEST ENERGY, INC.
Non-GAAP Disclosure Reconciliation
(Amounts In Thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
Net cash flow provided by operating activities	$56,241	$7,524	$223,729	$119,370

Changes in working capital accounts	(10,610)	18,766	(33,607)	13,130

Net cash flow provided by operating activities before working capital changes	$45,631	$26,290	$190,122	$132,500

Note:	Management believes that net cash flow provided by operating activities before working capital changes is relevant and useful information, which is commonly used by analysts, investors and other interested parties in the oil and gas industry as a financial indicator of an oil and gas company’s ability to generate cash used to internally fund exploration and development activities and to service debt. Net cash flow provided by operating activities before working capital changes is not a measure of financial performance prepared in accordance with generally accepted accounting principles (“GAAP”) and should not be considered in isolation or as an alternative to net cash flow provided by operating activities. In addition, since net cash flow provided by operating activities before working capital changes is not a term defined by GAAP, it might not be comparable to similarly titled measures used by other companies.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PETROQUEST ENERGY, INC.
Date: February 22, 2008	By:	/s/ Daniel G. Fournerat
Daniel G. Fournerat
Executive Vice President, General Counsel and Secretary